UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

HEPION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, First Floor Edison, New Jersey 08837

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 902-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HEPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2023, Hepion Pharmaceuticals, Inc. (the “Company”), entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through the Agent, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $24,000,000 (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-254996) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 2, 2021, amended on November 19, 2021 and declared effective by the SEC on November 24, 2021, under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Sales Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed with the Agent. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

Under the terms of the Sales Agreement, in no event will the Company issue or sell through the Agent such number or dollar amount of shares of Common Stock that would (i) exceed the number or dollar amount of shares of Common Stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued shares of Common Stock, (iii) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of Common Stock for which the Company has filed a prospectus supplement to the Registration Statement.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of the Common Stock subject to the Sales Agreement, or (ii) the termination of the Sales Agreement as permitted therein.

The Company will pay the Agent a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide the Agent with customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of Sheppard, Mullin, Richter & Hampton LLP, the Company’s counsel, regarding the validity of the Shares that will be issued pursuant to the Sales Agreement, is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but not are not limited to, statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement. Such statements involve risks and uncertainties that could cause the Company’s actual results and financial position to differ materially. These risks and uncertainties include uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, and other risks described under the heading “Risk Factors” in the Company’s SEC filings on Form 10-K and Form 10-Q. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Controlled Equity Offering Sales Agreement dated July 21, 2023 by and between Hepion Pharmaceuticals, Inc., and Cantor Fitzgerald & Co.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPION PHARMACEUTICALS, INC.
Date: July 21, 2023
	By:	/s/ Robert Foster
	Name:	Robert Foster
	Title:	Chief Executive Officer